UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FINLAY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FINLAY ENTERPRISES, INC.
529 Fifth Avenue
New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 24, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Finlay Enterprises, Inc. (the “Company”) will be held on June 24, 2009 at 9:30 a.m. (local time) at 529 Fifth Avenue, New York, New York, for the following purposes:

1.           To elect as Class II directors the two nominees to the Board of Directors named in the attached proxy statement, for terms expiring in 2012; and

2.           To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed May 5, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2009 IS ENCLOSED HEREWITH.

You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account; please complete and return each proxy you receive in order to vote all of your shares eligible to be voted at the meeting.

By Order of the Board of Directors

Bonni G. Davis
Vice President, Corporate Secretary and General Counsel

Dated:    May 13, 2009

YOUR VOTE IS IMPORTANT.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.  PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.  IF YOU HOLD SHARES IN “STREET NAME” THROUGH A BROKER OR OTHER NOMINEE, YOU WILL RECEIVE INSTRUCTIONS FROM THE REGISTERED HOLDER THAT YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED OR TO REVOKE YOUR PROXY.  IF YOU HOLD SHARES IN “STREET NAME” AND YOU PLAN TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST BRING WITH YOU A PROXY OR LETTER FROM YOUR BROKER OR NOMINEE TO CONFIRM OWNERSHIP OF YOUR SHARES.

i

FINLAY ENTERPRISES, INC.
529 Fifth Avenue
New York, New York 10017

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Finlay Enterprises, Inc. (the “Company”) pursuant to this proxy statement (to be mailed on or about May 21, 2009) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the time and place shown in the attached Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named in Proposal No. 1.  Such proxies are revocable at any time before they are exercised by written notice to the Corporate Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies will revoke proxies submitted earlier.  If you hold shares in “street name” through a broker or other nominee, you will receive instructions from the registered holder that you must follow in order for your shares to be voted or to revoke your proxy.  If you hold shares in “street name” and you plan to attend the meeting and wish to vote in person at the meeting, you must bring with you a proxy or letter from your broker or nominee to confirm ownership of your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2009

The Notice of Annual Meeting of Stockholders, this proxy statement, a form of proxy card and the Company’s 2008 Annual Report to Stockholders are available on the internet at the following Web site: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=25959.

DIRECTIONS TO ANNUAL MEETING

To obtain directions to attend the Annual Meeting and vote in person, please contact the Corporate Secretary of the Company at (212) 808-2800.

RECORD DATE

The record date for the determination of holders of common stock, par value $.01 per share, of the Company (“common stock”) who are entitled to notice of, and to vote at, the Annual Meeting is May 5, 2009 (the “Record Date”).

VOTING SECURITIES

As of the Record Date, 9,438,835 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. Holders of record of common stock as of such date will be entitled to one vote for each share held. A majority of all shares of common stock outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

If you are the beneficial owner of shares held in “street name” through a broker and do not give instructions to your broker, depending on the rules of the exchange or market of which the broker is a member, your broker may have discretionary power to vote your shares on “routine” items.  Proposal No. 1 to elect the two director nominees named in the proxy statement, is generally considered a “routine” item by the various exchanges.

The election of each nominee for director (Proposal No. 1) shall be determined by a plurality of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee’s achievement of a plurality.

With respect to any other matter to come before the stockholders at the Annual Meeting, such matter shall be determined by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Only shares that are voted for or against such proposal will be taken into account.  On any such matter, if the stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Annual Meeting, but are not considered as votes cast and therefore are not counted in respect of such matter.  Similarly, with respect to failures to vote and broker non-votes in such matter, the shares are not considered as votes cast and therefore are not counted in respect of such matter.  Abstentions from voting, failures to vote and broker non-votes, do have the practical effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such matter by reducing the total number of shares from which the majority is calculated.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of April 25, 2009 by (i) each person who, to the knowledge of the Company, was the beneficial owner of more than 5% of the outstanding common stock of the Company, (ii) each of the Company’s directors and director nominees, (iii) the Company’s Chief Executive Officer and each of the five other most highly compensated executive officers of the Company or Finlay Fine Jewelry Corporation, a wholly-owned subsidiary of the Company (“Finlay Jewelry” and together with the Company, “Finlay”) (the “named executive officers”), and (iv) all current directors and executive officers as a group.  The Company owns all of the issued and outstanding capital stock of Finlay Jewelry.

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares	Percentage of Class
David W. Rose (1)	900,100	9.5%
David B. Cornstein (2)(3)	446,114	4.7%
Arthur E. Reiner (2)(4)	428,521	4.5%
Joseph M. Melvin (2)(5)	108,569	1.1%
Leslie A. Philip (2)(6)	106,945	1.1%
Norman S. Matthews (2) (7)	77,548	*
Thomas M. Murnane (2) (8)	75,896	*
Bruce E. Zurlnick (2)(9)	73,554	*
Rohit M. Desai (2)(10)	61,550	*
Louis Lipschitz (2) (11)	49,540	*
Joyce Manning Magrini (2) (12)	35,498	*
Edward J. Stein (2)(13)	34,402	*
All directors and executive officers as a group (10 persons) (2) (14)	1,463,735	14.5%

*Less than one percent.

(1)
Based on 9,436,105 shares outstanding on April 25, 2009.  Information concerning the common stock beneficially owned as of December 17, 2008, was obtained from a Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2008. According to the Schedule 13D, Mr. David W. Rose has sole power to vote and sole power to dispose of these 900,100 shares of common stock. The address for Mr. Rose is 310 East 70th Street, New York, New York 10021.

(2)
Based on 9,436,105 shares outstanding on April 25, 2009.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 25, 2009 upon the exercise of options and vesting of matching restricted stock units (“RSUs”). Each beneficial owner’s percentage ownership is determined by assuming that options and matching RSUs that are held by such person and which are exercisable or become vested within 60 days of April 25, 2009 have been exercised or have become vested. Except as noted below, each beneficial owner has sole voting power and sole investment power. The address for the beneficial owners named in the table, unless specified otherwise in a subsequent footnote, is c/o the Company, 529 Fifth Avenue, New York, New York 10017.

(3)	Includes 38,664 participant and vested matching RSUs.

(4)
Includes options to acquire an aggregate of 120,000 shares of common stock having exercise prices ranging from $7.05 to $12.75 per share.  Also includes 44,704 participant RSUs and excludes 44,704 matching RSUs which are not yet vested.

(5)
Includes options to acquire an aggregate of 62,000 shares of common stock having exercise prices ranging from $2.71 to $12.75 per share. Also includes 12,065 participant RSUs and excludes 12,065 matching RSUs which are not yet vested.

(6)	Includes options to acquire an aggregate of 75,000 shares of common stock having exercise prices ranging from $2.71 to $12.75 per share.

(7)	Includes options to acquire an aggregate of 20,000 shares of common stock having exercise prices ranging from $9.85 to $12.75 per share. Also includes 25,928 participant and vested matching RSUs.

(8)	Includes options to acquire an aggregate of 5,000 shares of common stock having an exercise price of $12.939 per share. Also includes 49,916 participant and vested matching RSUs.

(9)
Includes options to acquire an aggregate of 38,333 shares of common stock having exercise prices ranging from $2.71 to $13.5625 per share. Also includes 13,107 participant and vested matching RSUs and excludes 8,273 matching RSUs which are not yet vested.

(10)	Includes options to acquire an aggregate of 5,000 shares of common stock having an exercise price of $15.877 per share. Also includes 50,516 participant and vested matching RSUs.

(11)	Includes 49,540 participant and vested matching RSUs.

(12)
Includes options to acquire an aggregate of 23,333 shares of common stock having exercise prices ranging from $2.71 to $12.75 per share. Also includes 8,674 participant RSUs and excludes 8,674 matching RSUs which are not yet vested.

(13)	Mr. Stein retired June 23, 2008.

(14)
Includes options to acquire an aggregate of 348,666 shares of common stock having exercise prices ranging from $2.71 to $13.5625 per share. Also includes an aggregate of 293,114 participant and vested matching RSUs and excludes an aggregate of 73,716 matching RSUs which are not yet vested.

The Company’s fiscal year ends on the Saturday closest to January 31.  References herein to 2009, 2008 and 2007 relate to the fiscal years ending or ended on January 30, 2010, January 31, 2009 and February 2, 2008, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms furnished to the Company and written representations from the Company’s directors and officers that no other reports were required, the Company believes that during fiscal 2008, all of the reporting persons complied with their Section 16(a) filing obligations, except that Mr. Murnane filed one late Form 4 to report an acquisition of RSUs and a distribution of RSUs under the Director Deferred Compensation and Stock Purchase Plan (the “Director Deferred Compensation Plan”), and Messrs. Cornstein, Desai and Lipschitz each filed one late Form 4 to report an acquisition of RSUs under the Director Deferred Compensation Plan.

PROPOSAL NO. 1
Election of Directors

The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with the directors of each class to be elected at every third annual meeting of stockholders. The certificate further provides that the number of directors, which shall constitute the full Board of Directors, may be fixed by the Board of Directors from time to time.  The Board of Directors currently consists of six members.  The term of the Class II directors expires at the Annual Meeting.  The Board of Directors has nominated David B. Cornstein and Arthur E. Reiner to serve as Class II directors for the three-year term that expires in 2012.  The nominees are presently serving as directors of the Company and have expressed their willingness to continue to serve as such. If, for any reason not presently known, either of said nominees is not available for election, the proxies will be voted for substitute nominees approved by the Board of Directors, if any.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of Messrs. Cornstein and Reiner to serve as Class II directors for the three-year term that expires in 2012.

Information Regarding Directors

Information regarding each of the nominees is set forth below:

Name	Principal Occupation	Age	Director Since	Year of Annual Meeting at Which Term Will Expire
Class II Nominees

David B. Cornstein	Chairman Emeritus of the Company and Principal, Pinnacle Advisors Limited	70	1988	2012

Arthur E. Reiner	Chairman of the Board, President, and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	68	1995	2012

The following persons will continue to serve as directors after the meeting:

Name	Principal Occupation	Age	Director Since	Year of Annual Meeting at Which Term Will Expire

Class I Directors

Rohit M. Desai	Chairman and President of Desai Capital Management Incorporated	70	1993	2011

Louis Lipschitz	Business Advisor	64	2006	2011

Thomas M. Murnane	Business Advisor	62	2002	2011

Class III Director

Norman S. Matthews	Retail Consultant	76	1993	2010

Directors

David B. Cornstein has been Chairman Emeritus of the Company since his retirement from day-to-day involvement with the Company effective January 31, 1999.  He served as Chairman of the Company from May 1993 until his retirement, and has been a director of the Company and Finlay Jewelry since their inception in December 1988.  Mr. Cornstein is a Principal of Pinnacle Advisors Limited.  From December 1988 to January 1996, Mr. Cornstein was President and Chief Executive Officer of the Company. From December 1985 to December 1988, Mr. Cornstein was President, Chief Executive Officer and a director of a predecessor of the Company. He is also a director of Circa, Inc.

Arthur E. Reiner has been a director of the Company since 1995, became Chairman of the Company effective February 1, 1999, and from January 1995 to such date, served as Vice Chairman of the Company. Mr. Reiner has also served as President and Chief Executive Officer of the Company since January 30, 1996 and as Chairman of the Board and Chief Executive Officer of Finlay Jewelry since January 3, 1995. Prior to joining Finlay, Mr. Reiner spent over 30 years with the Macy’s organization. From February 1992 to October 1994, Mr. Reiner was Chairman and Chief Executive Officer of Macy’s East, a subsidiary of Macy’s. From 1988 to 1992, Mr. Reiner was Chairman and Chief Executive Officer of Macy’s Northeast, which was combined with Macys' Atlanta division to form Macy’s East in 1992. Mr. Reiner is also a director of New York & Company, Inc.

Rohit M. Desai has been a director of the Company and Finlay Jewelry since May 1993. Mr. Desai is the founder of, and since its formation in 1984, has been Chairman and President of, Desai Capital Management Incorporated, a specialized equity investment management firm in New York which managed the assets of various institutional clients.  Since its inception, it has sponsored four institutional investment partnerships, each with committed capital between $325 million and $410 million.  All of these partnerships have now successfully completed their investment programs.  Mr. Desai serves as a director of Atlas Acquisition Holdings Corp. and Alphatec Holdings, Inc.

Louis Lipschitz has been a director of the Company and Finlay Jewelry since December 2006. Mr. Lipschitz retired from his position as Executive Vice President and Chief Financial Officer of Toys ‘‘R’’ Us, Inc. in March 2004. He currently serves on the boards of The Children’s Place Retail Stores, Inc., Forward Industries, Inc., Majesco Entertainment Company and New York & Company, Inc.

Thomas M. Murnane has been a director of the Company and Finlay Jewelry since December 2002.  Mr. Murnane is a retired partner of PricewaterhouseCoopers, LLP, serving in various capacities during his tenure with that firm since 1980, including Director of the firm’s Retail Strategy Consulting Practice, Director of Overall Strategy Consulting for the East Region of the United States, and Global Director of Marketing and Brand Management for PwC Consulting.  Mr. Murnane is currently a co-principal and co-owner of ARC Business Advisors, a privately-held, boutique consulting firm. He is also a director of The Pantry, Inc. and Pacific Sunwear of California, Inc.

Norman S. Matthews has been a director of the Company and Finlay Jewelry since July 1993. Mr. Matthews has been a retail consultant based in New York for more than the past five years.  Mr. Matthews served as Vice Chairman and then President of Federated Department Stores from 1983 to 1988. He is also a director of The Progressive Corporation, Henry Schein, Inc. and The Children’s Place Retail Stores, Inc.

Executive Officers

Mr. Reiner (Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry), Joseph M. Melvin (Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry), Leslie A. Philip (Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry), Joyce Manning Magrini (Executive Vice-President – Administration of Finlay Jewelry) and Bruce E. Zurlnick (Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry) are the executive officers of the Company. Mr. Reiner is discussed above under “Directors.”

Joseph M. Melvin, age 58, has been Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry since May 1, 1997. From September 1975 to March 1997, Mr. Melvin served in various positions with The May Department Stores Company (“May Department Stores”), including, from 1990 to March 1997, as Chairman and Chief Operating Officer of Filene’s (a division of May Department Stores).  Mr. Melvin plans to retire from Finlay on June 30, 2009.

Leslie A. Philip, age 62, has been Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry since May 1997. From May 1995 to May 1997, Ms. Philip was Executive Vice President–Merchandising and Sales Promotion of Finlay Jewelry. From 1993 to May 1995, Ms. Philip was Senior Vice President–Advertising and Sales Promotion of Macy’s, and from 1988 to 1993, Ms. Philip was Senior Vice President–Merchandise–Fine Jewelry at Macy’s.  Ms. Philip held various other positions at Macy’s from 1970 to 1988.  Ms. Philip plans to retire from Finlay on May 26, 2009.

Joyce Manning Magrini, age 54, has been Executive Vice President - Administration of Finlay Jewelry since June 2005.  From March 1999 to June 2005, Ms. Magrini was Senior Vice President of Human Resources of Finlay Jewelry and from January 1995 to February 1999, Ms. Magrini was Vice President of Human Resources. Ms. Magrini held various human resources and customer service positions at Macy’s from June 1978 through December 1994.

Bruce E. Zurlnick, age 57, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry since January 2000. From June 1990 to December 1999, he was Treasurer of the Company and Vice President and Treasurer of Finlay Jewelry, and from December 1978 through May 1990, he held various finance and accounting positions with Finlay’s predecessors.

Corporate Governance, Board of Directors and Committees of the Board

The Company’s business is managed under the direction of the Board of Directors. The Board is dedicated to having sound corporate governance principles. The Company’s Codes of Ethics are applicable to all employees, officers and directors and are readily accessible at www.finlayenterprises.com, the Company’s Web site, under the heading “Governance.”  In addition, in May 2003, the Company adopted procedures to respond to complaints, both internal and external.  In accordance therewith, all complaints are regularly brought to the attention of the Company’s Audit Committee.

The following directors of the Company have been determined by the Board of Directors to be independent under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”): David B. Cornstein, Rohit M. Desai, Louis Lipschitz, Norman S. Matthews and Thomas M. Murnane.

The Board of Directors has standing Audit, Compensation and Nominating & Corporate Governance Committees. No director who serves on those committees is an officer or employee of the Company or any of its subsidiaries.

The duties and responsibilities of the Audit Committee are described below under the caption “Report of the Audit Committee.”  The Audit Committee met eight times during fiscal 2008. The members of the Audit Committee are Mr. Lipschitz, its Chairman, and Messrs. Desai and Murnane, each of whom is independent under Nasdaq listing standards and Commission regulations applicable to audit committee members.  The Company has determined that Mr. Lipschitz qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

The principal functions of the Compensation Committee are to review and approve the compensation of the executive officers of the Company and compensation arrangements for non-employee directors, and to make recommendations to the Board of Directors with respect to the Company’s incentive compensation plans and equity-based plans. The Compensation Committee also administers the Company’s incentive plans, including the Executive Deferred Compensation and Stock Purchase Plan (the “Executive Deferred Compensation Plan”) and the Director Deferred Compensation Plan approved by stockholders of the Company at the 2003 Annual Meeting.  The Compensation Committee met four times during fiscal 2008.  The current members of the Compensation Committee are Mr. Matthews, its Chairman, and Mr. Lipschitz.  Until December 8, 2008, the members of the Compensation Committee were Mr. Matthews, its Chairman, and former directors Ellen R. Levine and Charles E. McCarthy.  All of the current members of the Compensation Committee are, and all of the members of the Compensation Committee during 2008 were, independent under the Nasdaq listing standards applicable to compensation committee members.

The duties and responsibilities of the Nominating & Corporate Governance Committee are described below under the caption “Director Nominee Recommendations.”  This Committee provides recommendations to the Board of Directors regarding nominees for director and membership on Board committees, and regarding corporate governance guidelines applicable to the Company.  This Committee is also responsible for soliciting comments from the Company’s directors as to the performance of the Board of Directors.  The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders.  The Nominating & Corporate Governance Committee met twice during fiscal 2008. The members of the Nominating & Corporate Governance Committee are Mr. Murnane, its Chairman, and Messrs. Cornstein, Desai and Matthews, each of whom is independent under the Nasdaq listing standards applicable to nominating committee members.

The Board of Directors met 15 times during fiscal 2008.  Other than Ms. Levine who resigned from the Board of Directors on December 8, 2008, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees thereof on which he or she served. The Company strongly encourages all incumbent directors and director nominees to attend each annual meeting of stockholders.  All of the directors serving at the time of the Company’s last annual meeting of stockholders held on June 17, 2008, attended such annual meeting.

The charters of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee, as well as the Company’s significant corporate governance guidelines, may be accessed on the Company’s Web site at www.finlayenterprises.com, under the heading “Governance.” In furtherance of the Board of Directors’ efforts to continually improve the Company’s corporate governance, each of these charters is reviewed annually.

Report of the Audit Committee

Management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities. The Audit Committee does not provide any expert or special assurance as to Finlay’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies, without independent verification, on the information and the representations made by management and the independent registered public accountants. The Audit Committee has the sole authority to appoint and terminate the engagement of our independent registered public accounting firm, including the approval of non-audit services provided by, and fees paid to, the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, our audited financial statements.  Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee periodically meets in executive session without Finlay’s management.

The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence and has determined that the independent registered public accounting firm is independent from Finlay and its management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2009 (the “Form 10-K”), for filing with the Commission.

THE AUDIT COMMITTEE
Louis Lipschitz, Chairman
Rohit M. Desai
Thomas M. Murnane

Principal Accountant Fees and Services

Eisner LLP (“Eisner”) audited the Company’s consolidated financial statements for the fiscal years ended January 31, 2009 and February 2, 2008.

Audit Fees. Audit fees totaling $750,000 were billed by Eisner for professional services in connection with our annual audit and quarterly reviews of our financial statements for the year ended January 31, 2009.  Audit fees totaling $870,000 were billed by Eisner for professional services in connection with our annual audit and quarterly reviews of our financial statements as well as the audit of our internal control over financial reporting for the year ended February 2, 2008.

Audit-Related Fees.  Audit-related fees billed by Eisner for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and which are not included in the above caption “Audit Fees”, were $31,000 for the year ended January 31, 2009 and $28,000 for the year ended February 2, 2008.  In 2008 and 2007, audit related services were performed by Eisner in connection with their audit of our 401(k) plan.

Tax Fees.  No fees were billed by Eisner for professional services rendered for tax compliance or tax advice for the fiscal years ended January 31, 2009 or February 2, 2008.

All Other Fees. No other fees were billed by Eisner for the fiscal years ended January 31, 2009 or February 2, 2008.

The Audit Committee has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit, audit-related and permissible non-audit services provided by the independent registered public accountant in 2008 and 2007. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and permitted non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee has delegated pre-approval authority in between scheduled Audit Committee meetings, to Louis Lipschitz, Audit Committee Chairman. Any such pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firm.

Finlay has retained Eisner to serve as its independent registered public accounting firm for the fiscal year ending January 30, 2010.  Representatives of Eisner are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firms

On April 27, 2007, Finlay dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm.  The decision to dismiss Deloitte was recommended and approved by the Audit Committee of Finlay’s Board of Directors.  Deloitte’s audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements for each of the fiscal years ended February 3, 2007 and January 28, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•
Deloitte’s audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements as of and for the year ended January 28, 2006 included the following statement: “We did not audit the financial statements of Carlyle & Co. Jewelers and its subsidiaries, (“Carlyle”), a wholly-owned subsidiary of [Finlay Jewelry], which statements reflect total assets constituting 13.0% of consolidated total assets as of January 28, 2006 and total net sales constituting 7.0% of consolidated total net sales for the year ended January 28, 2006. Such financial statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Carlyle, is based solely on the report of such other auditors.”

•
Deloitte’s audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements as of and for the year ended February 3, 2007 included the following statement:  “We did not audit the financial statements of Carlyle & Co. Jewelers (a wholly-owned subsidiary of Finlay Fine Jewelry Corporation), which statements reflect total assets constituting $75,634,000 and $62,323,000 of consolidated total assets as of February 3, 2007 and January 28, 2006, respectively, and total net sales constituting $101,572,000 and $69,490,000 of consolidated total net sales for the years ended February 3, 2007 and January 28, 2006, respectively. Such financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Carlyle & Co. Jewelers, is based solely on the report of such other auditors.”

During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through April 27, 2007, there was no disagreement between Finlay and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on Finlay’s consolidated financial statements for such fiscal years.

During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through April 27, 2007, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission, except that on April 26, 2006, Deloitte and Finlay management advised Finlay’s Audit Committee of a material weakness in internal control over financial reporting as of January 28, 2006.  As previously disclosed in Item 9A of Finlay’s Annual Reports on Form 10-K for the fiscal year ended January 28, 2006, the Company and Finlay Jewelry each concluded that it had a material weakness in its internal control over financial reporting.  During the year ended January 28, 2006, an error was made in the classification of the payment of Carlyle debt assumed upon acquisition as a component of cash flows from operating activities rather than as a component of cash flows from financing activities on the consolidated statements of cash flows. This misclassification had no impact on the increase (decrease) in cash and cash equivalents for the period. This misclassification was corrected and was reflected properly in the consolidated statements of cash flows for the year ended January 28, 2006 in Finlay’s Form 10-K filings. The correction of this misstatement resulted in the restatement of the consolidated statements of cash flows for the thirteen weeks and twenty-six weeks ended July 30, 2005 and thirty-nine weeks ended October 29, 2005 to reflect the repayment of the debt in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 95, “Statement of Cash Flows” as cash used in financing activities rather than operating activities.  Finlay corrected this in its Form 10-Q filings for the second and third quarters of fiscal 2006.  As a result, Finlay’s controls related to the review, monitoring and analysis of the consolidated statements of cash flows to determine that transactions were appropriately classified in accordance with SFAS No. 95, “Statement of Cash Flows” did not operate effectively.  Finlay subsequently implemented enhancements to its internal control over financial reporting to provide reasonable assurance that errors and control deficiencies in its consolidated statements of cash flows would not recur. These enhancements included improving Finlay’s review and oversight process relating to internal controls over the consolidated statements of cash flows. Finlay’s Audit Committee discussed this material weakness with Deloitte.  Finlay authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness.  For Finlay’s fiscal year ended February 3, 2007, no material weakness in internal control over financial reporting was identified.

As set forth in the Company’s Form 8-K/A filed on May 14, 2007, Finlay requested that Deloitte furnish Finlay with a letter addressed to the Commission stating whether or not Deloitte agreed with the statements made above.  A copy of this letter was attached as Exhibit 16.1 to the Company’s Form 8-K/A.

On April 27, 2007, Finlay engaged Eisner, effective immediately, as its new independent registered public accounting firm for the fiscal year ending February 2, 2008.  The engagement of Eisner was approved by the Audit Committee of Finlay’s Board of Directors.  During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through April 27, 2007, Finlay did not consult with Eisner regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Finlay’s consolidated financial statements or regarding the reportable event discussed above.

The engagement of Deloitte discussed above excluded the audits of Carlyle.  Finlay had separately engaged Cherry, Bekaert and Holland LLP (“CB&H”) as the independent registered public accounting firm to audit Carlyle and provide reports on which Deloitte expressed reliance in its audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements.  In connection with Finlay’s engagement of Eisner as of April 27, 2007, Finlay also dismissed CB&H, effective May 2, 2007.

CB&H’s audit reports on Carlyle’s financial statements for each of the fiscal years ended February 3, 2007 and January 28, 2006, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through May 2, 2007, there was no disagreement between Finlay or Carlyle and CB&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of CB&H, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on Carlyle’s financial statements for such fiscal years.  During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through May 2, 2007, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission.  The decision to dismiss CB&H was recommended and approved by the Audit Committee of Finlay’s Board of Directors.

As set forth in the Company’s Form 8-K/A, Finlay requested that CB&H furnish Finlay with a letter addressed to the Commission stating whether or not CB&H agreed with the statements made above.  A copy of this letter was attached as Exhibit 16.2 to the Company’s Form 8-K/A.

Director Nominee Recommendations

The Nominating & Corporate Governance Committee (the “N&CG Committee”) is responsible for making recommendations to the Board of Directors with respect to the qualifications and skills of non-management directors.  In addition to considering any requirements imposed by applicable laws or the Commission, the N&CG Committee reviews each candidate’s reputation for integrity and good judgment, business experience, areas of expertise and skills so as to create a strong and effective Board of Directors comprised of individuals with diverse talents, backgrounds and perspectives.

The N&CG Committee considers recommendations for director nominees from a wide variety of sources.  Stockholder recommendations for director nominees that are properly received in accordance with the Company’s By-laws and applicable rules and regulations of the Commission are also considered.  The N&CG Committee will apply the same process for evaluating all candidates recommended, regardless of the source of recommendation.

Stockholders may propose candidates at any time, but to be considered by the N&CG Committee for the Company’s Annual Meeting of Stockholders (held in June of each year), the recommendation must be received on or before the January 31 immediately preceding such meeting.  Any such recommendation should be made in writing and submitted to:

Nominating & Corporate Governance
Committee Chairman
c/o Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017
Attn:  Corporate Secretary

Stockholder recommendations of director candidates should include:

(1)	The name, address(es) and telephone number(s) of the recommending stockholder;

(2)	Evidence of the number of shares of the Company’s common stock held by the recommending stockholder and a statement that the recommending stockholder is entitled to vote at the annual meeting;

(3)	The candidate’s full name, address(es) and telephone number(s);

(4)
A statement of (a) the candidate’s qualifications and qualities including the candidate’s past business experience and education, (b) whether the candidate has ever been the subject of a criminal investigation, (c) whether the candidate has ever been involved in litigation against the Company, (d) whether the candidate meets the independence requirements set forth by the Commission and Nasdaq, (e) the candidate’s references and (f) all agreements or understandings between the stockholder and the candidate; and

(5)	A written consent signed by the candidate to being considered as a candidate and named in the proxy statement as a nominee if nominated, and agreeing to serve as a director if elected.

Director Nominations by Stockholders

The By-laws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors.  For the 2010 Annual Meeting, notice of the nomination must be received on or before April 6, 2010.  A notice of nomination must be made in writing and submitted to:

Nominating & Corporate Governance
Committee Chairman
c/o Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017
Attn:  Corporate Secretary

While the nominating stockholder may include any information that the stockholder deems relevant, in the event of a failure to submit all of the following information by the deadline stated above, the chairman of the annual meeting may, in his discretion, reject the proposed nomination as out of order:

(1)	The name, address(es) and telephone number(s) of the nominating stockholder;

(2)
Evidence of the number of shares of the Company’s common stock held by the nominating stockholder and a statement that the nominating stockholder is entitled to vote at the meeting and intends to appear in person or by proxy thereat to nominate the nominee;

(3)	The nominee’s full name, address(es) and telephone number(s);

(4)
A statement of (a) the nominee’s qualifications and qualities including the nominee’s past business experience and education, (b) whether the nominee has ever been the subject of a criminal investigation, (c) whether the nominee has ever been involved in litigation against the Company, (d) whether the nominee meets the independence requirements set forth by the Commission and Nasdaq, (e) the nominee’s references and (f) all agreements or understandings between the stockholder and the nominee; and

(5)	A written consent signed by the nominee agreeing to serve as a director if elected.

DIRECTOR COMPENSATION
Fiscal Year Ended January 31, 2009

The table below provides compensation information for the year ended January 31, 2009 for each non-employee member of the Company’s Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David B. Cornstein	$36,999	$20,318	—	—	—	—	$57,317
Rohit M. Desai	40,500	20,314	—	—	—	—	60,814
Louis Lipschitz	51,000	25,190	—	—	—	—	76,190
Norman S. Matthews (6)	70,500	10,500	—	—	—	—	81,000
Thomas M. Murnane	46,500	22,747	—	—	—	—	69,247
Ellen R. Levine (2)	29,333	9,378	—	—	—	—	38,711
Charles E. McCarthy (2)	33,333	9,376	—	—	—	—	42,709

(1)
Mr. Arthur E. Reiner, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry, is not included in this table as he is an employee and thus receives no compensation for his service as a director on the Company’s Board. The compensation received by Mr. Reiner as an employee is shown in the Summary Compensation Table.

(2)	Ms. Levine and Mr. McCarthy resigned from the Company’s Board of Directors on December 8, 2008.

(3)
During 2008, the directors deferred the following fees into the Director Deferred Compensation Plan: Mr. Cornstein: $12,500; Mr. Desai: $12,500; Mr. Lipschitz: $15,500; Mr. Murnane: $14,000; and Mr. McCarthy: $12,500.  In each case the grant date fair value of the matching RSUs awarded to each director equaled the amount of the fees the director deferred.  Mr. Matthews and Ms. Levine did not defer any fees into the Director Deferred Compensation Plan during 2008.

(4)
The amounts in this column reflect the compensation expense of matching RSUs granted under the 1993, 1997 and/or 2007 Plans for financial reporting purposes for 2008, and may include amounts from awards granted in and prior to 2008. These amounts reflect our accounting expense for these awards, and do not reflect compensation actually received by the director.  See Note 11 to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the assumptions made in determining SFAS No. 123(R) “Stock-Based Compensation” values.

(5)
As of January 31, 2009, each non-employee director held the following RSUs: Mr. Cornstein: 22,966 vested and 15,698 unvested; Mr. Desai: 36,170 vested and 15,698 unvested; Mr. Lipschitz: 30,074 vested and 19,466 unvested; Mr. Matthews: 25,928 vested and 0 unvested; and Mr. Murnane: 33,848 vested and 17,582 unvested.

(6)	Mr. Matthews receives an additional $25,000 per year as Independent Lead Director of the Company’s Board of Directors.

In accordance with its charter, the Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation arrangements for non-employee directors. With the exception of Mr. Cornstein, the current compensation arrangement as described below for our independent directors has been in effect since May 2003, and with respect to Mr. Cornstein, since February 2007.

Directors who are also employees receive no additional compensation for serving as members of the Board of Directors.

For serving as a director of the Company and Finlay Jewelry during 2008, each non-employee director received aggregate compensation at the rate of $25,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended in person, and $500 for each meeting attended by conference telephone call, with the Chairman of the Audit Committee receiving an additional annual fee of $6,000 and the Chairman for the Compensation and Nominating & Corporate Governance Committees receiving an additional annual fee of $3,000 each.  Mr. Matthews, as Lead Independent Director, receives an additional annual fee of $25,000.

Non-employee directors of the Company and Finlay Jewelry will receive compensation for board service under the same arrangements for 2009.

From August 2003 until May 22, 2008, each non-employee director had been allowed to elect under the Director Deferred Compensation Plan, to defer 100% of his or her eligible director fees (which are annual retainer fees plus any annual fees received by a participant for services as chairperson of any committee of the Board of Directors, other than the Lead Independent Director’s annual fee) that would otherwise be paid in cash, and receive RSUs.  As with the Executive Deferred Compensation Plan described in the Executive Compensation discussion below, two types of RSUs were awarded under the Director Deferred Compensation Plan: (i) participant RSUs received in lieu of eligible director fees, and (ii) matching RSUs, where the Company credited the participant director’s plan account with one matching RSU for each participant RSU that the director elected to purchase.  While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as more fully described below. Participant RSUs were credited to a participant’s account on the first business day of each quarter in an amount equal to: (i) 100% of the participant’s eligible director fees divided by (ii) the fair market value of one share of Company common stock on the award date (with fair market value defined in the plan as the volume-weighted average trading price of a share of common stock on Nasdaq for such date or, if there was no sale on that date, then on the last preceding date on which a sale was reported).

An RSU is a unit of measurement equivalent to one share of our common stock, but with none of the attendant rights of a stockholder of a share of common stock.  At the time of distribution under the Director Deferred Compensation Plan, RSUs are converted into actual shares of common stock of the Company.  Subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for each participant RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of service as a director or the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated early in accordance with the plan).  Participant RSUs are fully vested at all times.  For each vested matching RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of service as a director or the expiration of the deferral period elected by the participant, provided that if a participant’s service as a director is terminated for any reason other than due to death, “disability,” or a “change of control”, each vested matching RSU in a participant’s account will be distributed 12 months after such termination.  Matching RSUs under the Director Deferred Compensation Plan vest on the one year anniversary of the award date, provided the participant continuously serves as a director of the Company from the award date through the applicable vesting date.  In the event a participant’s service as a director is terminated for any reason other than death, “disability” or “change in control” (as each such term is defined in the plan), all unvested matching RSUs are forfeited.  Upon a participant’s death, “disability” or “change in control,” all unvested matching RSUs become 100% vested.

If a participant engages in “detrimental activity” (as defined in the plan) while serving as a director or during the one-year period following the date the participant ceases to serve as a director: (i) the participant will forfeit vested and unvested matching RSUs to the extent not yet distributed to the participant, and (ii) the Company may recover from such participant, the value of any shares of common stock that were distributed under the plan attributable to such matching RSUs, valued at the greater of the fair market value on the date the participant received the distribution under the plan or the date that the participant engaged in detrimental activity.

The shares issued upon distribution of RSUs under the Director Deferred Compensation Plan are provided by the 2007 Plan. As a result of the unavailability of shares of the Company’s common stock under the 2007 Plan, the Director Deferred Compensation Plan was amended to provide that no new deferral agreements may be entered into after May 22, 2008 and that cash, rather than RSUs, would be paid for eligible directors’ fees deferred with respect to the third and fourth quarters of 2008.  In addition, no further matching awards may be made under the Director Deferred Compensation Plan after May 22, 2008.

EXECUTIVE COMPENSATION

For purposes of this Executive Compensation discussion and the related executive compensation tables following, references to the “Board of Directors” refer to the Company’s Board of Directors, and references to “we,” “us” and “our” refer to the Company and Finlay Jewelry collectively.

General

Compensation policies for our senior officers are overseen by the Company’s Compensation Committee (referred to as the “Committee” for purposes of this Executive Compensation discussion).  The principal functions of the Committee are to review and approve the compensation of our senior officers, based on formal performance evaluations, and review and recommend to the Board of Directors the compensation for non-employee directors.  The Committee also makes recommendations to the Board of Directors with respect to targets and awards under our incentive compensation plans and equity-based plans.  Except with respect to our incentive compensation and equity-based plans for which the Committee makes recommendations for approval by the Board of Directors, the Committee makes all executive compensation determinations which it then reports to the full Board of Directors for ratification.

The members of the Committee are appointed by the Board of Directors upon the recommendation of the N&CG Committee.  In addition to being independent under Nasdaq listing standards, each Committee member is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C) of the Code.  The Committee operates under a written charter adopted by the Board of Directors.  A copy of the charter is available on our Web site, www.finlayenterprises.com, under “Governance”.  While the charter permits the Committee to engage the services of a compensation consultant with respect to executive and/or director compensation matters, the Committee decided not to retain a consultant for 2008 and does not currently plan to engage one for 2009.

Compensation Committee Process

As noted above, the Committee retains the authority to determine senior officer compensation.  In the course of administering our executive compensation programs, the Committee does, however, routinely seek the recommendations and assistance of our management in gathering relevant compensation information and preparing individual performance assessments.  The Committee also requests that management provide various coordination and administrative services, such as scheduling meetings and distributing meeting materials.  The Chief Executive Officer, General Counsel and Executive Vice President-Administration attend and participate in every Committee meeting, although no senior officer is present when the Committee is deliberating with respect to his or her own compensation.  The Chief Executive Officer participates fully with the Committee in assessing the performance of the senior officers and in making recommendations on the level of compensation for each pay component.

During 2008 and prior years, the compensation of our Chief Executive Officer was fixed by his employment agreement, which expired in accordance with its terms on January 31, 2009, and was replaced by a retention bonus agreement, effective as of March 6, 2009.  For the compensation of the remaining senior officers, the Chief Executive Officer and Executive Vice President-Administration make recommendations to the Committee that generally, after discussion, are approved with minor adjustments.  With respect to equity compensation awards, the Committee makes equity grants, generally based upon guidance from the Chief Executive Officer. However, in September  2003, the Committee  delegated authority to the Chief Executive Officer to grant at his discretion, on an annual basis, equity awards under the Company’s stock incentive plans for up to 15,000 shares in the aggregate.  The Chief Executive Officer has not exercised this delegated authority to date, and all equity awards have been granted solely by the Committee.

Components of Executive Compensation

During 2008 and prior years, our executive compensation program included a mix of short-term and long term incentives, consisting of base salary, the potential for annual cash incentive compensation in the form of performance bonuses, the potential for long term incentive compensation in the form of stock options and restricted stock grants, the ability to participate in the Executive Deferred Compensation Plan and limited supplemental executive benefits.  The Chief Executive Officer’s compensation mix was established by his employment agreement.

Due to the limited liquidity of the Company’s common stock, base salary and cash incentive compensation may have represented a higher percentage of total compensation for our executive officers than has been the case with our competitors.  In 2008, in recognition of a challenging economic environment and the impact of host-store consolidations on our business, the Committee approved a reduction in our annual cash incentive compensation program. In 2009, the Committee determined that there would be no annual cash incentive compensation and approved additional reductions in certain executive severance benefits.

Compensation of Chief Executive Officer

Through the end of 2008, Mr. Reiner’s compensation was governed by the terms of his employment agreement dated as of January 30, 2005, as amended March 11, 2008 and April 25, 2008.  The term of that agreement was January 30, 2005 to January 31, 2009. As our Chief Executive Officer is in a unique position to help us achieve our annual and long term goals, his higher compensation is reflective of that role as well as his years of experience and historical accomplishments.  For 2006 through 2008, his employment agreement provided for the payment of a minimum annual base salary of $1,005,000 and an annual award of time-vesting restricted stock in an amount equal to $500,000.  In addition, Mr. Reiner was entitled to receive a cash bonus (“Cash Incentive Compensation”) and nonrestricted stock (“Stock Incentive Compensation” and collectively with the Cash Incentive Compensation, the “Incentive Compensation”) based on the attainment of financial objectives approved by the Committee and ratified by the Board of Directors.  On April 25, 2008, Mr. Reiner’s employment agreement was amended to provide for his participation in the 2008 annual cash bonus pool established under the Company’s Cash Bonus Plan in lieu of the Cash Incentive Compensation otherwise payable under his employment agreement with respect to 2008.

The term of Mr. Reiner’s employment agreement expired in accordance with its terms on January 31, 2009.  We have not entered into a replacement employment agreement with Mr. Reiner.  However, on March 11, 2009, Mr. Reiner and the Company entered into a retention bonus agreement providing for Mr. Reiner to receive two retention bonus payments of $500,000 each in 2009, in lieu of approximately $2,100,000 in severance benefits to which Mr. Reiner would otherwise have been entitled under the terms of his employment agreement.  The first $500,000 payment was made on March 11, 2009, and the second $500,000 payment was made on April 1, 2009.

Summary Compensation Table
Fiscal Year Ended January 31, 2009

The table below summarizes the total compensation paid to or earned by each of our named executive officers during the fiscal years ended January 31, 2009 and February 2, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (4)		Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (8)	Total ($)
Arthur E. Reiner Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	2008	$1,005,000	$500,000	(1)	$140,484		—	—	—	$82,784	$1,728,268
	2007	1,005,000	500,000	(2)	451,393		—	—	—	83,396	2,039,789
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry	2008	315,500	—		30,748		11,917	—	—	12,602	370,767
	2007	310,000	—		57,540		1,986	—	—	12,052	381,578
Joseph M. Melvin Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry	2008	458,556	226,028	(3)	46,841		21,450	—	—	12,611	765,486
	2007	452,056	—		95,762		3,575	—	—	12,052	563,445
Leslie A. Philip Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry	2008	478,690	235,845	(3)	24,172		21,450	—	—	13,853	774,010
	2007	471,690	—		79,797		3,575	—	—	13,294	568,356
Joyce M. Magrini Executive Vice President – Administration of Finlay Jewelry	2008	330,000	162,500	(3)	33,254		11,917	—	—	11,531	549,202
	2007	325,000	—		63,680		1,986	—	—	10,972	401,638
Edward J. Stein Former Senior Vice President and Director of Stores of Finlay Jewelry (6)	2008	169,941	—		17,628	(7)	—	—	—	656,047	843,616
	2007	390,056	—		79,890		1,192	—	—	13,294	484,432

(1)
This amount represents the cash payment to Mr. Reiner in February 2009 of his Restricted Stock Time-Based Bonus award for 2008 pursuant to the terms of his employment agreement, as modified by the agreement to pay such award in cash for 2008.

(2)
This amount represents the cash payment to Mr. Reiner in February 2008 of his Restricted Stock Time-Based Bonus award for 2007 pursuant to the terms of his employment agreement, as modified by the agreement to pay such award in cash for 2007.

(3)
This amount represents a special retention bonus equal to 50% of the executive’s then-current base salary, pursuant to the terms of the executive’s employment agreement. The bonus was paid on July 25, 2008 to these executives.

(4)
The amounts in this column reflect the compensation expense of restricted stock and matching RSUs granted under the Company’s Long Term Incentive Plan (adopted in 1993) (the “1993 Plan”), 1997 Long Term Incentive Plan (the “1997 Plan”) and/or 2007 Long Term Incentive Plan (the “2007 Plan”) for financial reporting purposes for 2008 and 2007, respectively, and may include amounts from awards granted in and prior to the respective fiscal year.  These amounts reflect our accounting expense for these awards, and do not reflect compensation actually received by the named executive officer. See Note 11 to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the assumptions made in determining SFAS No. 123(R) “Stock-Based Compensation” values.

(5)
The amounts in this column reflect the compensation expense of stock options granted under the 1993, 1997 and/or 2007 Plans for financial reporting purposes for 2008 and 2007, respectively, and may include amounts from awards granted in and prior to the respective fiscal year. These amounts reflect our accounting expense for these awards, and do not reflect compensation actually received by the named executive officer.  See Note 11 to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the assumptions made in determining SFAS No. 123(R) “Stock-Based Compensation” values.

(6)	Mr. Stein retired on June 23, 2008.

(7)	This amount includes a reversal of $7,220 in compensation expense previously recognized in connection with RSUs awarded in 2005 and 2006 which Mr. Stein forfeited in connection with his retirement.

(8)
The amounts in this column for 2008 are reflected in the All Other Compensation table below, which includes perquisites, employee benefits and company matching contributions to the 401(k) plan and, in the case of Mr. Stein, payments required pursuant to his Severance Agreement and General Release.

All Other Compensation

Name	Perquisites and Other Personal Benefits ($)		Tax Gross-Ups and Reimbursements ($)		Medical Benefits ($) (3)	Company Contributions to Defined Contribution Plans ($) (4)	Company-paid Insurance Premiums ($) (5)	Severance Benefits ($) (6)	Total ($)
Arthur E. Reiner	$8,714	(1)	$30,282	(2)	$-	$5,750	$38,038	$-	$82,784
Bruce E. Zurlnick	—		—		4,539	5,750	2,313	—	12,602
Joseph M. Melvin	—		—		4,539	5,750	2,322	—	12,611
Leslie A. Philip	—		—		4,539	5,750	3,564	—	13,853
Joyce M. Magrini	—		—		4,539	5,750	1,242	—	11,531
Edward J. Stein	—		—		2,270	—	1,485	652,292	656,047

(1)	This amount reflects the portion of the car allowance provided to Mr. Reiner that relates to his personal rather than business use.

(2)	This amount reflects tax equalization payments made in connection with life insurance premiums paid by us on behalf of Mr. Reiner.

(3)	Amounts in this column reflect the insurance premiums paid in respect of the named executive officer under the Executive Medical Reimbursement Plan.

(4)	Amounts in this column reflect the dollar amount of all matching contributions under our 401(k) plan allocated to the account of each named executive officer.

(5)	Amounts in this column reflect insurance premiums paid by us with respect to life insurance for the benefit of each named executive officer.

(6)
Amounts in this column reflect payments required pursuant to Mr. Stein’s Severance Agreement and General Release in connection with his retirement on June 23, 2008, for severance ($595,420), interest on the severance payment ($6,872) and a relocation allowance ($50,000).

Base Salaries

We believe we must offer a competitive base salary in order to retain talented senior officers.  For this reason, base salary constitutes a significant portion of each named executive officer’s total compensation.  It is the Committee’s objective to maintain base salaries that are reflective of the individual executive’s experience, position, responsibility level and performance, and that are generally competitive with salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company.   The Committee monitors the salaries of all Senior Vice Presidents and above following the close of each fiscal year and makes annual adjustments as it deems necessary and appropriate based, except with respect to his own base salary, on compensation recommendations from the Chief Executive Officer.  As part of the Company’s expense reduction efforts during the past few years, none of the named executive officers received annual base salary increases for 2006 or 2007.  However, the named executive officers other than Mr. Reiner, each received a cost of living adjustment in annual base salary effective August 1, 2008.  For 2008, Mr. Reiner’s base salary was fixed by the terms of his employment agreement and he continues to receive the same annual base salary in 2009.

Annual Cash Bonuses

Annual cash bonuses for our named executive officers are awarded under the Company’s Cash Bonus Plan approved by the Company’s stockholders in 2004 and again in 2007, and are formula-driven.  The Cash Bonus Plan is intended to provide annual incentives to executive officers in a manner designed to reinforce our performance goals, to link a significant portion of the executives’ compensation to the achievement of such goals, and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for our benefit, to the extent practicable, the associated Federal income tax deduction for payments of qualified ‘‘performance-based’’ compensation.

Under the Cash Bonus Plan, the Committee does not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and is required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied.  However, in limited circumstances, the Committee does have the ability to adjust the performance goals to account for extraordinary events.  For 2007 and prior years, the bonus opportunity for each executive officer under the Cash Bonus Plan for each performance period was related by a specific formula to the executive officer’s base salary at the start of the performance period, provided that the maximum bonus paid under the plan to any individual in respect of any fiscal year could not exceed $2.0 million.  Since the Cash Bonus Plan was established in 2004, no bonus payout to an executive officer other than the Chief Executive Officer under the plan has exceeded $300,000 in any single fiscal year.  The Chief Executive Officer’s annual cash bonus through 2008 was governed by the terms of his employment agreement.  However, the Cash Bonus Plan was adopted with the intent for the Chief Executive Officer’s annual cash bonuses to be awarded under the plan whenever possible.  The Chief Executive Officer’s Cash Incentive Compensation has been awarded under the Cash Bonus Plan since the plan was adopted, and has not exceeded $1.1 million in any single fiscal year.

The Committee selected EBITA (defined as earnings before interest, taxes and amortization of goodwill on a FIFO basis) as the performance measure for the Chief Executive Officer’s incentive compensation when negotiating his employment agreement in January 2005.  Consistent with the Committee’s belief that annual cash bonuses for all executive officers should be governed by the same measures of our performance, EBITA is the performance measure applied to all executive officer incentive compensation.  The Committee selected this performance measure because it believes that EBITA is a measure of our performance that the senior management team can most directly influence.

Historically, following the close of the prior fiscal year, the Committee determined the level of performance achieved with respect to the prior year’s cash bonus award targets and established the cash bonus incentive targets for the new fiscal year (the “Target Level”).

Under the Cash Bonus Plan, for 2007 and prior years, if EBITA was 100% of the Target Level, cash bonuses would be payable to each of the named executive officers (other than the Chief Executive Officer  whose  incentive  compensation  formula  was  set  forth  in  his employment agreement) in the amount of 60% of each executive officer’s then-current base salary.  Consistent with the plan’s purpose of rewarding company performance, there was no maximum amount that could be earned under this award formula other than the stated plan maximum.  The incentive targets would not result in a payout if our performance was below 80% of the Target Level.  These targets were scaled so that if EBITA was 80% of the Target Level, cash bonuses would be payable in the amount of 20% of each executive officer’s then-current base salary, and if EBITA exceeded 80%, then the bonus payout would be 20% of the executive officer’s base salary plus 2% for each percentage point by which EBITA exceeded 80% of the Target Level.  Receipt of any cash incentive compensation under this plan was contingent on the executive officer’s continued employment through the payment date.

As provided in his employment agreement for 2007 and prior years, the target amount of Mr. Reiner’s annual Cash Incentive Compensation was based on his base salary at the beginning of the year, with the actual amount determined by the extent to which the target EBITA level was met for such year.  The target EBITA level for each year had to be determined by the Committee during the first 90 days of the fiscal year and could subsequently be adjusted by the Committee to reflect material changes (such as acquisitions or divestitures) that were not anticipated at the time the target level was established.  According to Mr. Reiner’s employment agreement, if EBITA in any fiscal year was 80% of the Target Level, his Cash Incentive Compensation would be 33.333% of his base salary.  If EBITA exceeded 80% of the Target Level, the percentage payable would increase 3.333% for each percentage point by which EBITA exceeded 80% of the Target Level. Under this formula, if EBITA for 2007 was 100% of the Target Level, Mr. Reiner would earn a cash bonus in the amount of 100% of his 2007 base salary.  If EBITA levels exceeded 100% of the Target Level, Mr. Reiner’s Cash Incentive Compensation could exceed his base salary.  Mr. Reiner was not entitled to any Cash Incentive Compensation payment for any fiscal year in which EBITA was less than 80% of the Target Level for such fiscal year. Because EBITA for 2007 was below the minimum performance level required under the Cash Bonus Plan, none of the named executive officers received cash bonuses under the Cash Bonus Plan for 2007.

In April 2008, the Committee approved a reduced bonus program under the Cash Bonus Plan for 2008 in recognition of the challenging economic environment and the impact of host-store consolidations. The reduced bonus program formula applied to all eligible executive officers under the Cash Bonus Plan, including Mr. Reiner, and significantly increased the difficulty for executives to earn an annual cash bonus than in prior years.

For bonus opportunities for 2008 under the Cash Bonus Plan, the Committee established guidelines for an annual cash bonus pool that could be paid for 2008, rather than tying cash bonus awards solely to the participant’s base salary based on his or her achievement of the selected performance goal. Under the cash bonus pool, cash bonus awards would be paid for 2008 only if Finlay Jewelry’s performance exceeded 100% of the target level of EBITA, rather than 80%.  For 2008, the potential cash bonus payout for each executive officer was based on a percentage of the overall bonus pool, with the individual percentages determined by the Committee using a formula that took into account the individual’s 2008 base salary and the percentage of base salary the individual was entitled to receive as a cash bonus for 2007 for achieving 100% of the Target Level of EBITA.

The overall amount of the bonus pool was determined based on the achievement by Finlay Jewelry of the Target Level for 2008, as follows:

(i)	if EBITA was less than or equal to 100% of the Target Level, then the bonus pool was zero;

(ii)	if EBITA exceeded 100% of the Target Level, the bonus pool consisted of the following:

(a)	100% of the amount by which EBITA exceeded 100% of the Target Level up to $2.0 million;

(b)	50% of the amount by which EBITA exceeded 100% of the Target Level from $2.0 million to $3.0 million; and

(c)	25% of the amount by which EBITA exceeded 100% of the Target Level above $3.0 million.

Along with the other eligible participants in the Cash Bonus Plan, each of Messrs. Reiner, Zurlnick and Melvin, and Mmes. Philip and Magrini were entitled to receive annual cash bonuses for 2008 equal to a specified percentage of the overall bonus pool for 2008.  Mr. Stein was not eligible to participate in the Cash Bonus Plan for 2008.

Because EBITA for 2008 was below the minimum performance level required under the Cash Bonus Plan, none of the named executive officers received cash bonuses under the Cash Bonus Plan for 2008.  In connection with the decline in our department store based business over the past several years, the challenging economic conditions under which we are currently operating and the strategic plan we announced in February 2009, the Committee determined that there would be no Cash Bonus Plan for 2009.

The Committee has not historically granted discretionary cash bonuses to executive officers outside of the Cash Bonus Plan.

Equity Incentives

Historically, the primary form of equity compensation that we awarded consisted of stock options. However, beginning in 2003, in recognition of the trend among companies toward other forms of equity compensation and the change in accounting treatment of stock options, the Committee began moving toward granting limited amounts of time-vested restricted stock in addition to minimal numbers of stock options.  Contractually obligated grants to the Chief Executive Officer have been made pursuant to his employment agreement.

Stock option grants in prior years were made in the discretion and upon recommendation of the Committee and coordinated with regularly-scheduled Board of Directors’ meetings.  All option grants were made at the fair market value on the date of grant, defined as the volume-weighted average trading price of the Company’s common stock on such grant date.  All options granted to senior management vest in three to five years beginning with the first anniversary of the date of the grant and expire after ten years.

Under his employment agreement, through 2008, Mr. Reiner was entitled to receive annually Stock Incentive Compensation having an aggregate fair market value of up to $400,000, with the actual amount determined by the extent to which the target EBITA level was met for such year (“Performance-Based Stock Award”).  For purposes of this Performance-Based Stock Award, fair market value was the mean between the high and low sales price of the Company’s common stock on the date on which our audited financial statements were completed by our independent public accountants, or, if there was no such sale on that date, on the last preceding date on which such a sale was made.  The payout formula, minimum performance level and each year’s target EBITA level for the Performance-Based Stock Award were the same as for Mr. Reiner’s Cash Incentive Compensation, except that his Performance-Based Stock Award could not exceed the $400,000 target amount in any fiscal year.  Any stock awarded to Mr. Reiner in connection with his Performance-Based Stock Award vested immediately.  Because EBITA for 2007 and 2008 was below the minimum performance level required for the Performance-Based Stock Award, Mr. Reiner did not receive any Performance-Based Stock Award for 2007 or 2008.

As noted above, through 2008, Mr. Reiner was also entitled to receive annually shares of time-vesting restricted stock having an aggregate market value nearest to $500,000 (“Restricted Stock Time-Based Bonus”).  For purposes of this Restricted Stock Time-Based Bonus, fair market value was determined in the same manner as for the Performance-Based Stock Award except that the relevant measurement date was the last day of the fiscal year on which the Company’s common stock traded.  This award of restricted stock was made immediately following the close of each fiscal year.  The restricted stock awarded to Mr. Reiner in connection with his Restricted Stock Time-Based Bonus for 2005 and 2006 vested in full on February 2, 2008.  Because there were not enough shares available under the 2007 Plan to grant his 2007 and 2008 awards in stock, Mr. Reiner and the Company agreed that he would receive his 2007 and 2008 Restricted Stock Time-Based Bonuses in cash.

  401(k) Plan

The Company maintains a 401(k) plan to provide retirement benefits for our personnel. Historically, this plan provided for company matching contributions of $0.25 for each $1.00 of employee contribution, up to 5% of the employee’s salary, as limited by the Code, which began to vest upon the completion of two years of employment and accrued at the rate of 20% per year.  Additionally, we had the option to contribute 2% of the employee’s earnings annually, as limited by the Code, which began to vest upon the completion of three years of employment and accrued at the rate of 20% per year.  Effective with the 2006 plan year, we changed the matching contribution under the 401(k) plan to $0.50 for each $1.00 of employee contribution, up to 5% of the employee’s salary, as limited by the Code, and eliminated profit-sharing contributions under the plan.  Effective with the 2009 plan year, matching contributions were suspended.

In addition, Carlyle maintains a separate employee tax savings plan under Section 401(k) of the Code, which provides for matching contributions of 25% of employee contributions, up to 5% of each participating employee’s earnings.  Carlyle may make additional contributions to its plan; however, no additional contributions were made during 2007 or 2008.

Benefits and Perquisites

We generally do not provide personal benefits to our executives that are not also available generally to all salaried employees.  With the exception of our Executive Medical Reimbursement Plan, our executives receive health and welfare benefits under the same programs and on the same basis as our employees in general.  Our senior officers are eligible to participate in our 401(k) plan on the same basis as our employees generally (including our contributions to the 401(k) plan), with the exception of Carlyle which maintains its own 401(k) plan.  We do not maintain a defined benefit pension plan or provide post-retirement health coverage.

Our Executive Medical Reimbursement Plan reimburses executives in annual amounts up to $10,000 per year for necessary medical expenses incurred (including the cost of deductibles) which are not covered by our underlying medical benefits plans.  Mr. Reiner does not participate in this plan.

We provide enhanced relocation benefits to our senior officers to assist them with the cost of company-mandated relocation and also provide to Mr. Reiner and Mr. Melvin an annual car allowance, benefits the Committee believes are consistent and competitive with benefits provided to executives in similar positions at the companies with whom we compete for executive talent and the industry in general.

Long Term Incentive Plans

The principal vehicles for awarding stock-based compensation have been the 1993, 1997 and 2007 Plans, pursuant to which we have awarded stock options, restricted and nonrestricted stock awards, and restricted stock units under the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan discussed under “Director Compensation” above.

The 2007 Plan permits the Company to grant non-incentive stock options, restricted and nonrestricted stock, restricted stock units and performance awards, including awards that qualify as “performance-based compensation” under Section 162(m) of the Code.  In connection with approval of the 2007 Plan, beginning June 19, 2007, no new awards may be made under the 1993 or 1997 Plan, and all shares that were available to be granted as awards under the 1993 and 1997 Plans became available to be granted as awards under the 2007 Plan.  Shares from forfeited awards made under the 1993 or 1997 Plan or shares from awards made under the 1993 or 1997 Plan that are settled in cash or which otherwise terminate after June 19, 2007 are available to be granted as awards under the 2007 Plan.

As of January 31, 2009, an aggregate of 649,874 shares of the Company’s common stock has been reserved for issuance pursuant to the 2007 Plan.  As of January 31, 2009, no shares have been issued in connection with exercises of options granted under the 2007 Plan, 250,000 shares are reserved for issuance upon the exercise of outstanding options at an exercise price of $2.71 per share, and 207,630 shares have been issued or are subject to purchases and awards of restricted stock and restricted stock units. As of January 31, 2009, 192,244 shares of the Company’s common stock are available for future grants under the 2007 Plan.

The 1993 Plan permitted the Company to grant to key employees, directors, consultants and certain  other  persons the  following:  (i)  incentive or non-incentive stock  options;  (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards; (v) performance units based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in the Company’s common stock; or (vi) any combination of the foregoing.  As of January 31, 2009, 511,111 shares of the Company’s common stock have been issued in connection with exercises of options granted under the 1993 Plan, 13,000 shares are reserved for issuance upon the exercise of outstanding options, and 145,699 shares have been issued or are subject to purchases and awards of restricted stock and restricted stock units. No future grants may be made under the 1993 Plan.

The 1997 Plan permitted us to grant the same types of awards as permitted under the 1993 Plan. As of January 31, 2009, 294,494 shares of the Company’s common stock have been issued in connection with exercises of options granted under the 1997 Plan, 395,300 shares are reserved for issuance upon the exercise of outstanding options, and 820,928 shares have been issued or are subject to purchases and awards of restricted stock and restricted stock units.  No future grants may be made under the 1997 Plan.

Executive Deferred Compensation and Stock Purchase Plan

In addition to giving the Company the ability to make stock-based awards to current or future designated executives, the Executive Deferred Compensation Plan provided a vehicle for designated executives to acquire the Company’s common stock and raise the level of stock ownership in the Company by these executives, thereby strengthening the mutuality of interests between them and the Company’s stockholders.

Under the Executive Deferred Compensation Plan, designated executives were eligible to receive RSUs through the elective deferral of 25% of their annual actual or target bonus that would otherwise be paid in cash under our Cash Bonus Plan.  An RSU is a unit of measurement equivalent to one share of the Company’s common stock, but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs were awarded under the Executive Deferred Compensation Plan: (i) participant RSUs received in lieu of cash bonus amounts, and (ii) matching RSUs, where the Company credits the executive’s plan account with one matching RSU for each participant RSU that the participant elects to purchase.  While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as more fully described below.

The shares issued upon distribution of RSUs under the Executive Deferred Compensation Plan are provided by the 2007 Plan. As a result of the unavailability of shares of the Company’s common stock under the 2007 Plan, the Executive Deferred Compensation Plan was amended to provide that no new deferral agreements may be entered into after May 22, 2008 and that any executive deferral agreements regarding the 2008 bonus payable on April 25, 2009 were effectively cancelled; such bonus amounts were paid to the participants in cash on April 25, 2009. In addition, no additional matching awards have been or will be made under the Executive Deferred Compensation Plan after May 22, 2008.

Prior to 2008, participant RSUs were credited under the Executive Deferred Compensation Plan to a participant’s account on April 25th of each plan year in an amount equal to 25% of the executive’s target or actual bonus received divided by the fair market value of a share of the Company’s common stock on the award date (with fair market value defined in the plan as the volume-weighted average trading price of a share of the Company’s common stock for such date or, if there was no sale on that date, then on the last preceding date on which a sale was reported).

At the time of distribution under the Executive Deferred Compensation Plan, RSUs are converted into actual shares of common stock of the Company.  Subject to the requirements of Section 409A of the Code, for each participant RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of employment or the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated earlier in accordance with the plan).  For each vested matching RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of employment or the expiration of the deferral period elected by the participant, provided that if a participant’s employment is terminated for any reason other than due to death, “disability”, or a “change of control”, each vested matching RSU in a participant’s account will be distributed 12 months after such termination.

Participant RSUs are fully vested at all times. Matching RSUs under the Executive Deferred Compensation Plan vest three years after the applicable award date, provided the executive is continuously employed by us or a subsidiary from the award date through the applicable vesting date.  In the event an executive’s employment is terminated for any reason (other than by us without “cause” or as a result of death, “disability,” “retirement” or a “change of control” (as each such term is defined in the plan)) prior to the applicable vesting date, all unvested matching RSUs are forfeited.  Notwithstanding the foregoing, upon a participant’s death, “disability” or upon a “change of control,” in each case while employed by us or a subsidiary, all unvested matching RSUs will become 100% vested. Upon a termination of a participant’s employment by us or a subsidiary without “cause” or upon “retirement” (as each such term is defined in the plan), a participant’s unvested matching RSUs will be subject to pro-rata vesting, based on the number of whole years employed in a particular vesting period, and any remaining unvested matching RSUs will be forfeited.

If a participant engages in “detrimental activity” (as defined in the plan) while employed or during a period commencing on the participant’s termination date and ending one year following the date that a participant terminates employment: (i) the participant will forfeit both vested and unvested matching RSUs to the extent not yet distributed to a participant, and (ii) the Company may recover from such participant, the value of any shares of common stock that were distributed under the plan attributable to such matching RSUs, valued at the greater of the “fair market value” on the date the participant received the distribution under the plan or the date that the participant engaged in “detrimental activity.”

Outstanding Equity Awards at 2008 Fiscal Year End

       The table below sets forth information regarding outstanding equity awards held by our named executive officers at the end of 2008.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arthur E. Reiner	60,000	—	—	$12.75	2/16/2010	13,439	(3)	$403	—	—
	60,000	—	—	7.05	9/28/2011	44,704	(4)	1,341	—	—
Bruce E. Zurlnick	10,000	—	—	13.5625	12/20/2009	2,487	(3)	75	—	—
	5,000	—	—	12.75	2/16/2010	8,273	(4)	248	—	—
	15,000	—	—	7.05	9/28/2011
	8,333	16,667	—	2.7122	12/4/2017
Joseph M. Melvin	20,000	—	—	12.75	2/16/2010	3,627	(3)	109	—	—
	27,000	—	—	7.05	9/28/2011	12,065	(4)	362	—	—
	15,000	30,000	—	2.7122	12/4/2017
Leslie A. Philip	30,000	—	—	12.75	2/16/2010	3,785	(3)	114	—	—
	30,000	—	—	7.05	9/28/2011
	15,000	30,000	—	2.7122	12/4/2017
Joyce M. Magrini	5,000	—	—	12.75	2/16/2010	2,608)	(3)	78	—	—
	10,000	—	—	7.05	9/28/2011	8,674	(4)	260	—	—
	8,333	16,667	—	2.7122	12/4/2017

Edward J. Stein (5)	—	—	—	—	—	—		—	—	—
	—	—	—	—	—	—		—	—	—

(1)
Options with expiration dates before 2017 generally vest  in five equal annual installments beginning on the first anniversary of their grant date and become fully exercisable on the fifth anniversary of their grant date and expire on the day before the tenth anniversary of their grant date; options with expiration dates in or after 2017 generally vest in three equal annual installments beginning on the first anniversary of their grant date and become fully exercisable on the third anniversary of their grant date and expire on the day before the tenth anniversary of their grant date.

(2)	Reflects the number of unvested RSUs held as of January 31, 2009 multiplied by $0.03, the closing price of the Company’s common stock on January 30, 2009, the last trading day of the 2008 fiscal year.

(3)
Reflects the number of unvested matching RSUs as of January 31, 2009 awarded in April 2006 held for the account of the named executive officer pursuant to the Executive Deferred Compensation Plan.  These matching RSUs vest on the third anniversary of their award date.

(4)
Reflects the number of unvested matching RSUs as of January 31, 2009 awarded in April 2007 held for the account of the named executive officer pursuant to the Executive Deferred Compensation Plan.  These matching RSUs vest on the third anniversary of their award date.

(5)	In connection with his retirement, Mr. Stein forfeited any unexercisable options and unvested RSUs on June 23, 2008. Mr. Stein’s remaining exercisable options expired on July 14, 2008.

Potential Payments upon Termination or Change of Control

Pursuant to the terms of their employment agreements, the Change of Control Executive Severance Plan, the Executive Deferred Compensation Plan, the 1993, 1997 and 2007 Plans and individual award agreements under those plans, our named executive officers are, or were, entitled to certain payments or benefits upon a change of control of the Company or in connection with certain termination events.  In connection with his planned retirement on June 23, 2008, Finlay Jewelry and Mr. Stein entered into a Severance Agreement and General Release which replaced his prior employment agreement and governs his termination compensation.

With the exception of Mr. Stein, the following discussion generally describes the payments that could have been made to our named executive officers upon various events of termination, including termination in connection with a change of control, assuming the termination event occurred on January 31, 2009.  In Mr. Stein’s case, the following discussion describes the payments to which Mr. Stein is entitled pursuant to his Severance Agreement and General Release in connection with his retirement on June 23, 2008. The following discussion generally does not address payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment.

Chief Executive Officer

As noted above, Mr. Reiner’s employment agreement expired in accordance with its terms on January 31, 2009.  Prior to its expiration, as most recently amended on April 25, 2008, his employment agreement provided that if, at the expiration of the employment term (or earlier under specified circumstances), we and Mr. Reiner could not agree upon terms to continue Mr. Reiner's employment, or if his employment were terminated without “cause” or by Mr. Reiner for “good reason” (as defined in his employment agreement), he would have been entitled to receive a severance payment of one year's base salary plus an amount equal to the greater of: (i) his Cash Incentive Compensation paid for the most recently completed fiscal year, or (ii) one year's base salary (“Severance Amount”).  Mr. Reiner would also have been entitled to continued payment of premiums on his term life insurance for the remainder of the term of his agreement.

If Mr. Reiner's employment were terminated prior to a “change of control” (as defined in his employment agreement) either by us without “cause” or by Mr. Reiner for “good reason,” Mr. Reiner would have continued to receive his base salary for the balance of the term and Incentive Compensation (calculated as though 110.0% of the Target Level had been achieved) as if such termination had not occurred.  Mr. Reiner would also have been entitled to receive upon termination, all of the Restricted Stock Time-Based Bonuses issuable under the terms of his employment agreement, the Severance Amount and insurance and other benefits.  If such termination occurred within 90 days prior to a “change of control” then Mr. Reiner would also have received the amounts described below that would be payable upon a change of control but only to the extent such amounts exceeded the amounts described in this paragraph.

In the event Mr. Reiner's employment were terminated by us without “cause” or by Mr. Reiner for “good reason” in connection with or following a “change of control,” or by Mr. Reiner for any reason within 90 days following a change of control, Mr. Reiner would have been entitled to a lump sum payment of 299.0% of his “base amount” (as defined in Section 280G(b)(3) of the Code), subject to certain restrictions, and all of the Restricted Stock Time-Based Bonuses and Performance-Based Stock Awards issuable under the terms of his employment agreement.

Mr. Reiner’s employment agreement defined “good reason” to include: (1) any material breach by us of certain provisions in the agreement; (2) a reduction in his base salary, Incentive Compensation opportunity or Restricted Stock Time-Based Bonus; (3) our failure to use reasonable efforts to cause him to remain a director; (4) the relocation of our principal executive offices to more than 30 miles outside of New York City; in each case only if he notified the Board of Directors in writing of the occurrence of such event and the Board of Directors failed to remedy the event within ten business days of receipt of the notice; or (5) the failure of the acquirer or successor corporation following a change of control to expressly assume our obligations under the employment agreement and extend the employment term so that the unexpired portion was not less than three years (or otherwise offer him a contract providing for a term of at least three years on terms no less favorable to him than his existing employment agreement).

Mr. Reiner’s employment agreement defined “cause” to include: (1) the executive’s failure substantially to perform his job duties (or to follow reasonable directions from the Board of Directors within ten business days after receiving written notice of such failure, in Mr. Reiner’s case); (2) the executive’s willful misconduct in connection with his employment or intentional breach of our policies; (3) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving moral turpitude; or (4) the executive’s breach of any provision of the agreement which the executive officer failed to cure within ten business days after receiving notice of the breach.

Mr. Reiner’s employment agreement defined “change of control” to include: (1) any transaction or series of transactions that resulted in any person or group (other than Mr. Reiner and his related entities) becoming the beneficial owner of more than 50% of the Company’s voting stock and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis; (2) a change in majority of the Company’s Board of Directors not approved by two-thirds of the directors serving when the agreement was entered into, unless such majority of directors has been elected or nominated by Mr. Reiner and his related entities; or (3) a sale of assets constituting all or substantially all of our assets.

As noted above, the term of Mr. Reiner’s employment agreement expired in accordance with its terms on January 31, 2009.  We have not entered into a replacement employment agreement with Mr. Reiner, although Mr. Reiner and the Company did enter into a retention bonus agreement providing for Mr. Reiner to receive two retention bonus payments of $500,000 each in 2009, in lieu of approximately $2,100,000 in severance benefits to which Mr. Reiner would otherwise have been entitled under the terms of his employment agreement.

Other Executive Officers

In June 2005, Finlay Jewelry entered into an employment agreement with Joseph M. Melvin, Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry, Finlay Merchandising & Buying, Inc., a wholly-owned subsidiary of Finlay Jewelry (“FM&B”), entered into an employment agreement with Leslie A. Philip, Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry, and Finlay Jewelry entered into an employment agreement with Joyce Manning Magrini, Executive Vice President – Administration of Finlay Jewelry.  We entered into these agreements for the purposes of retention and stability.

Each of these employment agreements had a term of three years which expired on June 30, 2008.  Under these agreements, Mr. Melvin received a minimum annual base salary of $452,056, Ms. Philip received a minimum annual base salary of $471,690, and Ms. Magrini received a minimum base salary of $325,000.  In addition to annual base salary, each of the executives was entitled to receive an annual cash bonus, as described under “Annual Cash Bonuses” above.  As an additional retention tool, each employment agreement also provided that the executive would receive, in the event he or she remained employed by Finlay Jewelry or FM&B, as applicable, on June 30, 2008, a special retention bonus equal to 50% of the executive’s then-current base salary.  These special retention bonuses were paid to each of Mr. Melvin, and Mmes. Philip and Magrini on June 30, 2008. These agreements also contained non-compete and non-solicitation provisions.

Under these agreements, if the executive had been terminated without “good cause” (as defined in the employment agreements), the executive would have been entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment of the greater of (i) the executive’s base salary at the then-current rate through June 30, 2008, or (ii) one year’s base salary at the then-current rate plus one year’s bonus (calculated by averaging the annual bonus to the executive over the prior three fiscal years).

Because each of their agreements had expired before January 31, 2009, Mmes. Philip and Magrini would not have been entitled to receive any termination benefits under these agreements if they had  been  terminated  without  “good cause”  as  of January 31, 2009.  We have not entered into replacement employment agreements with Ms. Philip or Ms. Magrini.  Ms. Philip is scheduled to retire on May 26, 2009.

Although Mr. Melvin’s June 2005 employment agreement also expired before January 31, 2009, on December 4, 2008, Finlay Jewelry entered into a letter agreement with Mr. Melvin that amended and revived his earlier April 18, 1997 employment agreement.  As amended December 4, 2008 and in place as of January 31, 2009, Mr. Melvin’s employment agreement provides that upon termination of his employment by Finlay Jewelry without cause or if Mr. Melvin terminates his employment because he is given a lesser title, he will be entitled to receive one year of his then-current base salary payable in accordance with Finlay Jewelry’s payroll practices.

In March 2006, we entered into an employment agreement with Bruce E. Zurlnick, Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry.  The agreement with Mr. Zurlnick provided for his continued employment as Senior Vice President, Treasurer and Chief Financial Officer, for a term which ended February 28, 2009.  Under the agreement, Mr. Zurlnick received a minimum annual base salary of $310,000. In addition, Mr. Zurlnick was entitled to receive an annual cash bonus, as described under “Annual Cash Bonuses” above.  The agreement with Mr. Zurlnick also provided that, in the event he remained employed by Finlay Jewelry on February 28, 2009, he would receive a special retention bonus equal to 50% of his then-current base salary.  This special retention bonus was paid to Mr. Zurlnick on February 28, 2009.  Under the agreement, if Mr. Zurlnick had been terminated without “good cause” (as defined in his agreement), he would have been entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment in an amount equal to the greater of (i) his base salary at the then-current rate through February 28, 2009, or (ii) one year’s base salary at the then-current rate plus one year’s bonus (calculated by averaging his annual bonus over the prior three fiscal years).  We have not entered into a replacement employment agreement with Mr. Zurlnick.

Under these employment agreements, “good cause” had the same definition as “cause” under Mr. Reiner’s employment agreement.

Change of Control Executive Severance Plan

The employment agreements for Mssrs. Melvin and Zurlnick, and Mmes. Philip and Magrini did not contain change of control provisions.  However, on March 11, 2008, the Company adopted a Change of Control Executive Severance Plan (the “Change of Control Severance Plan”), which applies to Mssrs. Melvin and Zurlnick, and Mmes. Philip and Magrini.

The Change of Control Severance Plan provides that in the event of a termination without “cause” or for “good reason” within 18 months following a “change of control,” the executive will receive, in addition to certain accrued amounts: (i) a lump sum cash payment in an amount equal to two times the sum of his or her base salary plus the average of his or her annual bonus paid for the three fiscal years preceding the year in which a change of control occurs; (ii) if the special retention bonus has not already been paid, a lump sum cash payment equal to the amount of the special bonus, if any, that would be payable to the executive pursuant to the executive’s employment agreement upon his or her continued employment through a specified date; (iii) continued group health plan coverage pursuant to COBRA paid in part by us or our affiliates, for 18 months following termination, or until the earlier of the executive’s ceasing to be eligible for COBRA or becoming eligible under a subsequent employer’s health plan; and (iv) accelerated vesting of all unvested equity awards held by the executive.

The Change of Control Severance Plan defines “change of control” to include: (1) any transaction or series of transactions which result in a person or group, other than Mr. Reiner and certain persons or entities related to Mr. Reiner, becoming the beneficial owner of more than 50% of the Company’s voting stock and/or warrants or options to acquire the Company’s voting stock; (2) a change in the composition of the Company’s Board of Directors during any twelve-month period, which is not brought about by Mr. Reiner or certain persons or entities related to Mr. Reiner, such that the individuals who constituted the Company’s Board of Directors at the beginning of the twelve-month period (together with any new directors whose election or nomination was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) no longer constitute a majority of the directors then in office; or (3) a sale of assets constituting all or substantially all of the assets of the Company or Finlay Jewelry, determined on a consolidated basis.  Only one change of control may occur under the Change of Control Severance Plan.

The Change of Control Severance Plan defines “cause” to include: (1) the executive’s failure to substantially perform his or her customary duties within ten business days after written notice of such failure; (2) willful misconduct or willful malfeasance by the executive in connection with his or her employment; (3) the executive’s conviction of, or plea of guilty or nolo contendere to, any crime constituting a felony under federal or state law, or any crime constituting a misdemeanor under any such law involving moral turpitude; or (4) the executive’s breach of any of the provisions of his or her employment agreement if the executive fails to cure the breach within ten business days after written notice of such breach.

The Change of Control Severance Plan defines “good reason” to include: (1) any material breach by us of certain provisions of the executive’s employment agreement; (2) a reduction in the executive’s base salary or annual bonus opportunity; (3) the relocation of the executive’s office to a location more than 30 miles outside of Manhattan, New York City; or (4) the failure of the acquirer or successor corporation following a change of control to expressly assume our obligations under the executive’s employment agreement and extend the employment term so that the unexpired portion is not less than three years (or otherwise offer the executive a contract providing for a term of at least three years on terms no less favorable to the executive than his or her existing employment agreement); provided in each case, the executive has not consented in writing and we have not fully corrected the event in all material respects within ten days following receipt of notice of the event.

Executives who accept severance payments under the Change of Control Severance Plan will be required to sign a release and will be subject to certain restrictive covenants.  The Change of Control Severance Plan provides that all severance benefits will be provided in a manner intended to comply with, or be exempt from, Section 409A of the Code, including delaying certain benefits to specified employees for a period of six months following termination. Severance benefits provided under the plan will also be subject to reduction to avoid any excise tax on “parachute payments” under Section 280G of the Code.

Non-Change of Control Executive Severance Pay Plan

Because the employment agreements for Mmes. Philip and Magrini had expired as of January 31, 2009, they both would have been eligible to receive severance benefits under the Finlay Executive Severance Pay Plan, as amended and restated effective December 31, 2008 (the “Severance Pay Plan”), in the event they had been involuntarily terminated in connection with a layoff or reduction in force and were not offered comparable employment with one of Finlay Jewelry’s affiliates or subsidiaries.  Because they had effective employment agreements as of January 31, 2009 that provided for different severance benefits, Messrs. Reiner, Zurlnick and Melvin were not eligible to receive severance benefits under the Severance Pay Plan as of January 31, 2009.

The Severance Pay Plan is a retention tool to encourage executives of Finlay Jewelry and FM&B to remain focused on the business, by providing temporary and short-term benefits to eligible “executive” employees whose employment with Finlay Jewelry or FM&B is involuntarily terminated in connection with a layoff or reduction in force and who are not offered comparable employment with one of Finlay’s affiliates or subsidiaries.  The Severance Pay Plan does not provide for severance benefits in the event an executive resigns, quits or retires, or is covered by an employment agreement that provides for severance.

Under the Severance Pay Plan, benefits for an involuntarily terminated executive would equal a multiple of the executive's monthly base salary at his or her then current rate as of his or her date of termination, as described below, reduced by any compensation paid to the executive in lieu of any notice period required under the Worker Adjustment and Retraining Notification Act or applicable laws.

Service	Benefit
• Less than 3 years	2 months
• 3 years but less than 6 years	1 month for each year of service
• 6 years but less than 20 years	6 months
• 20 years but less than 25 years	7 months
• 25 years but less than 30 years	9 months
• 30 years or more	12 months

Any benefit under the Severance Pay Plan in excess of two months to an executive whose annual base salary was $75,000 or greater on his or her date of termination (the “Mitigated Benefits”) would be reduced by an amount equal to the gross amounts received or earned by the executive from employment or engagement in any other business or activity during the period for which the Mitigated Benefits are payable (“Other Income”).  As a condition to receipt of payment of the Mitigated Benefits, the executive shall, no later than seven days prior to the date such payment is due, certify in writing all amounts of Other Income earned by the executive during the preceding payroll period so that the appropriate offsets can be made.

Executives accepting severance payments under the Severance Pay Plan are required to sign a release and be subject to certain restrictive covenants.  The Severance Pay Plan provides that all severance benefits will be provided in a manner intended to comply with, or be exempt from, Section 409A of the Code.  As of January 31, 2009, Mmes. Philip and Magrini were credited with 13 and 14 years of service, respectively, under the Severance Pay Plan.

The Severance Pay Plan was further amended and restated effective March 19, 2009 to provide severance benefits as follows.  Except as noted below, the Severance Pay Plan operates as described above.  Under the plan as amended and restated March 19, 2009, benefits for an involuntarily terminated executive will equal a multiple of the executive's weekly base salary at his or her then current rate as of his or her date of termination, as described below, reduced by any compensation paid to the executive in lieu of any notice period required under the Worker Adjustment and Retraining Notification Act or applicable laws.

Service (1)	Benefit
• Less than 2 years	4 weeks
• 2 years but less than 5 years	6 weeks
• 5 years but less than 10 years	8 weeks
• 10 years but less than 15 years	12 weeks
• 15 years but less than 20 years	16 weeks
• 20 years but less than 25 years	18 weeks
• 25 years but less than 30 years	20 weeks
• 30 years or more	26 weeks
(1)	"Service" means an executive's completed full years of employment as of the last anniversary of the last date of hire of the executive.

           Any benefit under the amended plan in excess of eight weeks to an executive whose annual base salary was $75,000 or greater on his or her date of termination, will be reduced by any Other Income.

Currently, Mr. Zurlnick and Mmes. Philip and Magrini are eligible to receive severance benefits under the Severance Pay Plan as amended and restated March 19, 2009.

Senior Vice President and Director of Stores

In connection with his planned retirement on June 23, 2008, Finlay Jewelry and Edward J. Stein, Senior Vice President and Director of Stores of Finlay Jewelry, entered into a Severance Agreement and General Release which replaced his prior employment agreement and governs his termination compensation.

Under the agreement, upon Mr. Stein’s retirement, Mr. Stein received the accrued benefits otherwise due him under our benefit plans, COBRA rights under our health insurance plans, the right to exercise vested options within 21 days of the retirement date and receive his vested RSUs under the Executive Deferred Compensation Plan.

Under the terms of the agreement, Mr. Stein agreed, among other things, to release us from all claims, to not disclose confidential or proprietary information obtained during his employment, and to not solicit our customers and certain of our employees for a period of one year after the retirement date, for which Mr. Stein will receive a severance payment in the amount of $595,420 (plus interest), payable as follows:  (1) on December 24, 2008, a lump sum of $297,710.00 (plus accrued interest from June 24, 2008 through December 23, 2008), and (2) commencing January 25, 2009, six monthly payments of $49,618.33 each.  Mr. Stein also received a payment of $50,000 on December 24, 2008, in lieu of any relocation allowance to which Mr. Stein may otherwise have been entitled under our relocation policy for executives.  In addition, Mr. Stein is entitled to pay health insurance premiums at our employee rate for the first eleven months following the retirement date.

Equity Awards

In addition to the payments or benefits described above, and to the extent not already vested pursuant to the agreements described above, in the case of termination of employment due to death or disability or in the case of a change of control, all unvested equity awards granted under the 1993, 1997 and 2007 Plans (including RSUs awarded under the Executive Deferred Compensation Plan) will become fully vested.  In the case of retirement or termination of employment by us without cause or good cause, a prorated portion of the unvested matching RSUs awarded under the Executive Deferred Compensation Plan will become fully vested.

The 1993 and 1997 Plans, the award agreements under the 2007 Plan and the Executive Deferred Compensation Plan define “change of control” to include: (1) approval by the Company’s stockholders of (a) any consolidation or merger of the Company in which the Company is not the surviving corporation or pursuant to which shares of the Company’s common stock would be converted  into cash,  securities or other  property, other than a merger of the Company in which the holders of the Company’s common stock immediately  prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange or other transfer of all or substantially all of our assets, or (c) the  adoption of any plan of liquidation or dissolution of the Company; (2) the beneficial ownership by any person or group (or the acquisition by any person or group, without the prior consent of the Company’s Board of  Directors, in the case of the 1993 and 1997 Plans) of 15% or more (30% or more in the case of the Executive Deferred Compensation Plan and award agreements under the 2007 Plan) of the Company’s issued and outstanding common stock; or (3) a change in majority of the Company’s Board of Directors not approved by a majority of the directors serving when the plan was adopted.

STOCKHOLDER COMMUNICATIONS

The Board of Directors of the Company has implemented a process whereby stockholders may send communications to its attention. Any stockholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in a writing addressed to Board of Directors, Finlay Enterprises, Inc., c/o Bonni G. Davis, Esq., Corporate Secretary, 529 Fifth Avenue, New York, New York 10017.  All such communications will be forwarded to the intended recipient(s) except that solicitations or other inappropriate communications or matters unrelated to the Company may not be forwarded at the discretion of the Corporate Secretary.  Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed.  Please refer to the Company’s Web site for any changes in this process.

CODES OF ETHICS

The Company has adopted Codes of Ethics that apply to all of its directors and employees including, without limitation, the Company’s principal executive officer, its principal financial officer and all of its employees performing financial or accounting functions.  The Company’s Codes of Ethics are posted on its Web site, www.finlayenterprises.com, under the heading “Governance”.  The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of its Codes of Ethics by posting such information on its Web site at the location specified above.  However, the Company may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the Commission either in addition to or in lieu of the Web site disclosure. The Company will provide to any person, without charge, upon request addressed to the Corporate Secretary at the Company, at 529 Fifth Avenue, New York, New York 10017, a copy of the Codes of Ethics.

CERTAIN TRANSACTIONS

We have operated under our Codes of Ethics for many years.  As part of our Codes of Ethics, directors and employees are expected to make business decisions and take actions based upon the best interests of the Company and Finlay Jewelry and not based upon personal relationships or benefits.  The Codes of Ethics reflect our commitment to requiring the highest standards of professional and ethical conduct from our employees and directors and to fostering a culture of honesty, integrity and accountability.  The Codes of Ethics outline the basic principles and policies with which all employees and directors are expected to comply.  Activities that could give rise to conflicts of interest are prohibited unless specifically approved in advance by the Audit Committee of the Board of Directors of the Company.

The Audit Committee of the Board of Directors is responsible for reviewing, approving and ratifying related party transactions pursuant to the Company’s related party transactions policy. We may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction and if the transaction is beneficial to Finlay and on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

The Company has entered into indemnification agreements which require, among other things, that the Company indemnify directors and officers who are parties to such agreements against certain liabilities and associated expenses arising from their service as directors and officers of the Company and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined in such agreements), the Company will, upon request by an indemnitee under his or her agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. The Company also covers all directors and officers under directors and officers liability policies maintained by the Company in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Company's Restated Certificate of Incorporation and the Delaware General Corporation Law, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

EQUITY COMPENSATION PLAN INFORMATION

Options to purchase the Company’s common stock, shares of restricted stock and RSUs have been granted by the Company to employees and non-employee directors under various equity compensation plans. The following table sets forth information regarding outstanding stock options and RSUs and shares of restricted stock to be issued, and the number of securities remaining to be issued under all outstanding equity compensation plans of the Company as of January 31, 2009.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,198,602	(2)	$7.46	(3)	192,244(4)
Equity compensation plans not approved by security holders	-		-		-
Total	1,198,602		$7.46		192,244

(1)	Reflects information relating to the 1993, 1997 and 2007 Plans.

(2)	Reflects outstanding stock options and RSUs as of January 31, 2009, issued under the 1993, 1997 and 2007 Plans, and shares of restricted stock to be issued under the 2007 Plan.

(3)	RSUs are settled for shares of the Company’s common stock on a one-for-one basis. Accordingly, RSUs have been excluded for purposes of computing the weighted-average exercise price in column (b).

(4)
Awards are permitted under the 2007 Plan in the form of non-incentive stock options, restricted and nonrestricted stock, RSUs, including awards under the Executive Deferred Compensation Plan and Director Deferred Compensation Plan and performance awards, including awards that qualify as “performance-based compensation” under Section 162(m) of the Code, subject to such terms and conditions as the Company’s Compensation Committee shall determine.  In connection with the adoption of the 2007 Plan, no further awards may be granted under the 1993 or 1997 Plan.

STOCKHOLDER PROPOSALS

Stockholder proposals appropriate for consideration at the Company’s annual meeting of stockholders to be held in 2010 must be received by the Company at 529 Fifth Avenue, New York, New York 10017, Attention: Corporate Secretary, in proper form and in accordance with the applicable regulations of the Commission, by January 21, 2010 to be included in the proxy statement and form of proxy relating to that meeting. If a stockholder submits a proposal after the January 21, 2010 deadline but still wishes to present the proposal at the annual meeting to be held in 2010, the proposal must be received by the Corporate Secretary of the Company no later than April 6, 2010, in proper form and in accordance with the applicable regulations of the Commission.

OTHER INFORMATION

The cost of soliciting proxies will be borne by the Company.  Following the original mailing of the proxy soliciting material, employees of the Company may solicit proxies by mail, telephone and personal interview.  Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company’s common stock to forward proxy soliciting material and annual reports to the beneficial owners of such common stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services.

A copy of the Company’s Annual Report for the fiscal year ended January 31, 2009, which includes the Company’s Annual Report on Form 10-K, is enclosed.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 may also be obtained without charge upon written request to Corporate Secretary, c/o Finlay Enterprises, Inc., 529 Fifth Avenue, New York, New York 10017.

The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors.

Bonni G. Davis
Vice President, Corporate Secretary
and General Counsel

Dated:	New York, New York
May 13, 2009

[FORM OF PROXY CARD]

FINLAY ENTERPRISES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
OF FINLAY ENTERPRISES, INC. FOR THE ANNUAL MEETING
OF STOCKHOLDERS — JUNE 24, 2009

The undersigned hereby appoints ARTHUR E. REINER, JOYCE MANNING MAGRINI and BRUCE E. ZURLNICK, and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Finlay Enterprises, Inc. to be held at 529 Fifth Avenue, New York, New York at 9:30 a.m. (local time) on June 24, 2009, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

annual meeting of stockholders of

FINLAY ENTERPRISES, INC.

June 24, 2009

TO BE VALID, THIS PROXY MUST BE SIGNED, DATED AND RETURNED TO:

American Stock Transfer & Trust Co.
Operations Center
6201 15th Avenue
Brooklyn, NY  11219

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=25959

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓   Please detach along perforated line and mail in the envelope provided.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE
NOMINEES SET FORTH IN PROPOSAL NO. 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES
○ David B. Cornstein
☐	WITHHOLD AUTHORITY
	FOR ALL NOMINEES	○ Arthur E. Reiner

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(See instructions below)

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If no direction is given, the shares represented by this Proxy will be voted FOR the election of the nominees set forth in Proposal No. 1.

To change the address on your account, please check the box at right and indicate your new address in the space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

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